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                                                                    Exhibit 99.1

                               CELL GENESYS, INC.

                            1989 INCENTIVE STOCK PLAN

             Amended and Restated Effective as of February 15, 1996


         1. Purposes of the Plan. The purposes of this Incentive Stock Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees of Cell Genesys, Inc. (the "Company") and to promote the success of the Company's business.

                  Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement. Nonstatutory options may also be granted to outside Directors pursuant to an automatic nondiscretionary formula. The Administrator also has the discretion to grant Stock Purchase Rights.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with
Section 4 of the Plan.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean a Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

                  (e) "Common Stock" shall mean the Common Stock of the Company.

                  (f) "Company" shall mean Cell Genesys, Inc., a Delaware corporation.

                  (g) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services. The term Consultant shall not include directors who are paid only a director's fee by the Company or are not compensated for their services.


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                  (h) "Continuous Status as an Employee, Consultant or Outside
Director" shall mean the absence of any interruption or termination of service as an Employee, Consultant or Outside Director as applicable. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  (i) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (j) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (k) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

                  (l) "Option" shall mean a stock option granted pursuant to the Plan.

                  (m) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (n) "Optionee" shall mean an Employee or Consultant who receives an Option.

                  (o) "Outside Director" shall mean a member of the Board of Directors of the Company who is not an Employee.

                  (p) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (q) "Plan" shall mean this 1989 Incentive Stock Plan.

                  (r) "Purchaser" shall mean an Employee or Consultant who exercises a Stock Purchase Right.

                  (s) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (t) "Stock Purchase Right" shall mean a right to purchase Common Stock pursuant to the Plan or the right to receive a bonus of Common Stock for past services.


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                  (u)      "Subsidiary" shall mean a "subsidiary corporation,"
whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.       Stock Subject to the Plan.  Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of shares under the Plan is 4,955,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

                  If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant or sale under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

         4.       Administration of the Plan.

                  (a)      Composition of Administrator.

                           (i)  Multiple Administrative Bodies.  If permitted
by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan ("Rule 16b-3") and by the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate and securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different bodies with respect to Directors, Outside Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

                           (ii)  Administration With Respect to Directors and
Officers Subject to Section 16(b). With respect to Option or Stock Purchase Right grants made to Employees who are also Officers or Directors subject to
Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the


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Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

                     (iii)  Administration With Respect to Other Persons.
With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

                  (b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options or Stock Purchase Rights; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options or Stock Purchase Rights, to be granted, which exercise price shall be determined in accordance with Section 7 of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right;
(v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option and Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or Stock Purchase Right; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Stock Purchase Right previously granted by the Administrator; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees, Purchasers and any other holders of any Options or Stock Purchase Rights granted under the Plan.


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         5.       Eligibility.

                  (a) Options may be granted to Employees, Consultants and Outside Directors provided that (i) Incentive Stock Options may only be granted to Employees and (ii) Options may only be granted to Outside Directors in accordance with the provisions of Section 5(b). Stock Purchase Rights may be granted only to Employees or Consultants. Subject to Section 5(b) with respect to Outside Directors, an Employee, Consultant or Outside Director who has been granted an Option may, if such Employee, Consultant or Outside Director is otherwise eligible, be granted additional Option(s). Employees or Consultants who have been granted a Stock Purchase Right may, if such Employee or Consultant is otherwise eligible, be granted additional Stock Purchase Rights.

                  (b) The provisions set forth in this Section 5(b) shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder. All grants of Options to Outside Directors under this plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                               (i)  Except with respect to grants to an Outside
Director in connection with such Outside Director becoming a member of the Board of Directors for the first time, no person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under the Plan.

                              (ii)  Each Outside Director elected at the 1995
Annual Meeting of Stockholders will, on the day after such meeting, automatically receive an Option to purchase 30,000 Shares (an "Outside Director Grant"). Each Outside Director appointed to the Board thereafter will receive an Outside Director Grant on the day of his or her appointment to the Board. Each Outside Director who maintains his or her Continuous Status as an Outside Director will receive one Outside Director Grant every four years, upon re-election to the Board at the Annual Meeting of Stockholders; he or she will receive each Outside Director Grant on the day after the fourth annual meeting of stockholders following (A) the date on which he or she first received an Outside Director Grant (in the case of the second Outside Director Grant to an Outside Director first appointed after the 1995 Annual Meeting of Stockholders) or (B) that annual meeting of stockholders after which he or she last received an Outside Director Grant (in the case of all other Outside Director Grants).

                             (iii)  The terms of an Option granted pursuant to
this Section 5(b) shall be as follows:


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                                    (A)  the term of the Option shall be ten
(10) years;

                                    (B)  except as provided in Section 8 of this
Plan, the Option shall be exercisable only while the Outside
Director remains a Director;

                                    (C)  the exercise price per share of Common
Stock shall be 100% of the fair market value on the date of the grant of the Option;

                                    (D)  the Option shall become exercisable  in
installments cumulatively with respect to one-forty-eighth (1/48th) of the Optioned Stock beginning on the first day of each month after the date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable four years after the date of grant; provided however, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

                  (c) Each Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary), exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

                  (d) The Plan shall not confer upon any Optionee or holder of a Stock Purchase Right any right with respect to continuation of employment by or the rendition of consulting services to the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or services at any time, with or without cause.

                  (e) The following limitations shall apply to grants of Options and Stock Purchase Rights to any Employee:

                             (i)       Except as described in subsections (ii)
and (iii) below, no Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 250,000 Shares.

                             (ii)      In connection with his or her initial
employment, an Employee may be granted Options and Stock Purchase Rights to purchase up to an additional 250,000 Shares which shall not count against the limit set forth in subsection (i) above.


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                             (iii)     In connection with (A) a merger of the
Company with or into another corporation, (B) a sale of all or substantially all of the Company's assets, or (C) the acquisition by a person or group of related persons (other than the Company) of a majority of the Company's voting securities, an Employee may be granted Options and Stock Purchase Rights to purchase up to 250,000 Shares which shall not count against the limit set forth in subsection (i) above.

                             (iv)      The foregoing limitations shall be
adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

                               (v)     If an Option or Stock Purchase Right is
canceled (other than in connection with a transaction described in Section 11), the canceled Option or Stock Purchase Right will be counted against the limits set forth in Section 5(e)(i). For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. It shall continue in effect for a term of ten
(10) years unless sooner terminated under Section 14 of the Plan.

         7.       Exercise Price and Consideration.

                  (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Administrator, but shall be subject to the following:

                           (i)      In the case of an Incentive Stock Option

                                    (A) granted to an Employee who, at the time
of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                                    (B) granted to any Employee, the per Share
exercise price shall be no less than 100% of the fair market value per Share on the date of grant.


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                           (ii)     In the case of a Nonstatutory Stock Option
or Stock Purchase Right granted to any person, the per Share exercise price shall be such price as is determined by the Administrator.

                  (b) The fair market value shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or Stock Purchase Right, as reported in the Wall Street Journal.

                  (c) The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Administrator and may consist entirely of
(i) cash, (ii) check, (iii) promissory note, (iv) other Shares which (1) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (2) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

         8.       Options.

                  (a) Term of Option. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement. Subject to
Section 5(b) of the Plan with respect to Options granted to Outside Directors, the term of each Option that is not an Incentive Stock Option shall be such term as is


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determined by the Administrator and provided in the Stock Option Agreement.

                  (b)      Exercise of Option.

                           (i)      Procedure for Exercise; Rights as a Stock-
holder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                           An Option may not be exercised for a fraction of a
Share.

                           An Option shall be deemed to be exercised when
written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, not withstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

                           Exercise of an Option in any manner shall result in
a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                           (ii) Termination of Status as an Employee,
Consultant or Outside Director. In the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director (as the case may be), such Optionee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement) exercise the Option to the extent that such Employee, Consultant or Outside Director was entitled to


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exercise it at the date of such termination. To the extent that such Employee,
Consultant or Outside Director was not entitled to exercise the Option at the date of such termination, or if such Employee, Consultant or Outside Director does not exercise such Option (which such Employee, Consultant or Outside Director was entitled to exercise) within the time specified herein, the Option shall terminate.

                     (iii) Disability of Optionee. Notwithstanding the provisions of Section 8(b)(ii) above, in the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), such Employee, Consultant or Outside Director may, but only within six (6) months (or such other period of time not exceeding twelve
(12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that such Employee, Consultant or Outside Director was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                      (iv) Death of Optionee. In the event of the death of an Optionee:

                      (i) during the term of the Option who is at the time of
                  his or her death an Employee, Consultant or Outside Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time as is determined by the Administrator at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee, Consultant or Outside Director six (6) months (or such other period of time as is determined by the Administrator at the time of grant of the Option) after the date of death; or


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                      (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee, Consultant or Outside Director, the Option may be exercised, at any time within six (6) months (or such other period of time as is determined by the Administrator at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

         9.       Stock Purchase Rights.

                  (a) Rights to Purchase. After the Administrator determines that it will offer an Employee or Consultant a Stock Purchase Right, it shall deliver to the offeree a stock purchase agreement or stock bonus agreement, as the case may be, setting forth the terms, conditions and restrictions relating to the offer, including the number of Shares which such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a stock purchase agreement or stock bonus agreement in the form determined by the Administrator.

                  (b) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Administrator may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to the Purchaser purchasing such Shares.

                  (c) Repurchase Option. Unless the Administrator determines otherwise, the stock purchase agreement or stock bonus agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). If the Administrator so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

                  (d) Other Provisions. The stock purchase agreement or stock bonus agreement shall contain such other terms, provisions


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and conditions not inconsistent with the Plan as may be determined by the
Administrator.

         10. Non-Transferability of Options and Stock Purchase Rights. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or Purchaser, only by the Optionee or Purchaser.

         11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, or repurchase of Shares from a Purchaser upon termination of employment, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least thirty (30) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee


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to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         12. Time of Grant. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

         13. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

                  (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                  (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options or Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Purchaser (as the case may be) and the Administrator, which agreement must be in writing and signed by the Optionee or Purchaser (as the case may be) and the Company.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.


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
                  As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. Option, Stock Purchase and Stock Bonus Agreements. Options shall be evidenced by written option agreements in such form as the Administrator shall approve. Upon the exercise of Stock Purchase Rights, the Purchaser shall sign a stock purchase agreement or stock bonus agreement in such form as the Administrator shall approve.

         17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.


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